SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[_] Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

CELLYNX GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
CELLYNX GROUP, INC.
5047 ROBERT J MATHEWS PKWY #400
EL DORADO HILLS, CA 95762

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about September  26, 2008 to the holders of record as of the close of business on September 10, 2008 (referred to in this Information Statement as the “Record Date”) of the common stock of CELLYNX GROUP, INC. (referred to in this Information Statement as “we”, “us”, “our” or “CELLYNX GROUP, INC.” or the “Corporation”).

Our Board of Directors has approved, and shareholders owning in the aggregate 26,441,554 shares of our common stock, $0.001 par value and 40,411,544 shares of our Series A Preferred Stock, outstanding as of the Record Date has consented in writing to the action described below.  As of the Record Date, there were 80,552,812 shares of common stock and 45,516,034 shares of Series A Preferred Stock outstanding.  In accordance with our Articles of Incorporation, the holders of Common Stock and Series A Preferred Stock are each entitled to one vote per share on all matters to be voted on by the Corporation's shareholders.   Therefore, such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding voting common stock and Series A Preferred Stock on a combined basis, and are sufficient under the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and Bylaws to approve the action.  Accordingly, the action will not be submitted to the other shareholders of CELLYNX GROUP, INC. for a vote.  This Information Statement is being furnished to shareholders to provide you with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of this Information Statement is September 26, 2008.

GENERAL

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

We will only deliver one Information Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  We will promptly deliver a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

CELLYNX GROUP, INC.
Attention: Secretary
5047 Robert J Mathews Pkwy #400
El Dorado Hills, California 95762
Telephone No.:  (816) 941-1403

Shareholders may also address future requests for separate delivery of Information Statements and/or annual reports by contacting us at the address listed above.

INFORMATION ON CONSENTING SHAREHOLDERS

Pursuant to our Bylaws and the NRS, a vote by the holders of at least a majority of our outstanding voting shares is required to effect the action described in this Information Statement.  Each share of common stock is entitled to one vote.  As of the Record Date, there were 80,552,812 shares of common stock and 45,516,034 shares of Series A Preferred Stock outstanding.  A majority of such voting shares in favor of the action are required to pass the shareholder resolution for this action.

Of the common stock and Series A Preferred Stock outstanding and entitled to vote on the Record Date, 53% of such shares were voted in favor of the action.   The date of the written consent was September 22, 2008

The following shareholders voted in favor of the action, pursuant to NRS Section 78.325  as follows:

Name of Common Shareholder	Number of Voting Shares Approving the Action

Tareq Risheq	28,345,452
Daniel Ash	28,345,452
Curt Lewis	4,025,390
Corporate Capital Partners	4,313,451
Tony DeMarco	1,793,363
TOTAL	66,823,108

NOTICE TO SHAREHOLDERS OF ACTION
APPROVED BY CONSENTING SHAREHOLDERS

ACTION

The Board of Directors of the Company has determined to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 400,000,000.  A copy of the Amendment to the Articles of Incorporation (the “Amendment”) is attached hereto for your reference.

Reason for Amendment

The Board of Directors believes it desirable to increase the authorized number of shares of Common Stock, in order to provide the Company enough shares to convert its outstanding Series A Preferred Stock into Common Stock. It also provides adequate flexibility in corporate planning and strategies.   Upon increase of the authorized shares, all shares of Series A Preferred Stock shall automatically convert into Common Stock.

The availability of additional Common Stock for issuance could be used for a number of other purposes, including corporate financing, future acquisitions, stock dividends, stock splits, stock options, and other stock-based compensation. Except to enable the conversion of Series A Preferred Stock into Common Stock, there are currently no other plans, agreements or understandings regarding the issuance of any of the additional shares of Common Stock that would be available if this proposal is approved. Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further shareholder approval, unless such action is required by applicable law.

        There will be no change in voting rights, dividend rights, liquidation rights, preemptive rights or any other shareholder rights as a result of the proposed amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

Effect of the Proposal

        The increase in the authorized but unissued shares of Common Stock which would result from adoption of the proposed amendment could have a potential anti-takeover effect with respect to the Company, although management is not presenting the proposal for this reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because it would enable the Company to issue additional Common Stock up to the total authorized number with the effect that stock holdings and related voting rights of then existing shareholders would be diluted to an extent proportionate to the number of additional Common Stock issued.

Section 78.325 of the NRS

Section 78.325 of the NRS permits the amendment of a corporation’s Articles of Incorporation to allow for an amendment or restatement of the articles of incorporation so long as the holders of at least a majority of the issued and outstanding shares entitled to vote on the action, approve the action.  In this instance, the shareholders entitled to vote are the common shareholders and the holders of Series A Preferred stock. A majority of such shareholders voted in favor of the action.

Effective Date

The Amendment to the Articles of Incorporation will become effective upon the filing of the Amendment to the Articles of Incorporation with the Nevada Secretary of State.  Under federal securities laws, we cannot file the Amendment until at least 20 days after mailing this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth selected information regarding the beneficial ownership of the company’s common stock and preferred stock computed as of September 10, 2008, by:  each of our “named executive officers”; each of our directors; each person known to us to own beneficially more than 5% of any class of our securities; and the group comprised of our current directors and executive officers. The term "named executive officer" includes the Chief Executive Officer and the Chief Financial Officer. We believe that each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws where applicable, and except where otherwise noted. Unless otherwise indicated, the address of each shareholder is 5047 Robert J Mathews Pkwy #400, El Dorado Hills, California 95762.  Beneficial ownership including the number and percentage of shares owned is determined in accordance with Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”) and is generally determined by voting power and/or investment power with respect to securities.

Name and Position	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Shares of Common Stock Beneficially Owned (2)

Daniel R. Ash, President, Chief Executive Officer, Chief Operating Officer, Secretary and Director (3)	31,264,882	24.2%
Tareq Risheq, Chief Strategy Officer and Director (4)	31,264,882	24.2%
Kevin Pickard, Chief Financial Officer and Treasurer (5)	382,970	*
Robert J. Legendre, Chairman of the Board	--	*
Norman W. Collins, Director	125,793	*
All Executive Officers and Directors as a Group (5 persons)	63,038,527	47.8%

* Less than 1%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)
Percentage based upon 126,068,846 issued and outstanding shares of the Company’s capital stock, which include 80,552,812 shares of our common stock and 45,516,034 shares of our Series A Preferred Stock.  The Series A Preferred Stock automatically convert into 45,516,034 shares of common stock upon the authorized common stock of the Company being increased to include not less than 100,000,000 shares of common stock. Percentage totals may vary slightly due to rounding.

(3)
Includes 10,672,726 shares of common stock, 17,672,726 shares of Series A Preferred Stock, options to purchase 277,779 shares of common stock at an exercise price of $0.0787 per share, a $20,000 note convertible into 2,515,858 shares of common stock at a conversion price of $0.0079 per share and a $10,000 note convertible into 125,793 shares of common stock at a conversion price of $0.0795 per share.

(4)
Includes 10,672,726 shares of common stock, 17,672,726 shares of Series A Preferred Stock, options to purchase 277,779 shares of common stock at an exercise price of $0.0787 per share, a $20,000 note convertible into 2,515,858 shares of common stock at a conversion price of $0.0079 per share and a $10,000 note convertible into 125,793 shares of common stock at a conversion price of $0.0795 per share.

(5)	Includes 191,484 shares of common stock and 191,486 shares of Series A Preferred Stock.

There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters which may require shareholder approval.

INTERESTS OF CERTAIN PERSON IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

Mr. Ash, Mr. Risheq and Mr. Pickard hold shares of Series A Preferred Stock which shall automatically be converted into shares of Common Stock upon filing of the Amendment to the Articles of Incorporation.  Other than such interest, no director, executive officer, or any associate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendment to the Articles of Incorporation referenced herein which is not shared by the other shareholders of the Company.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Daniel Ash
Daniel Ash, Chief Executive Officer

September 26, 2008
El Dorado Hills, California

ATTACHMENT 1

RESOLUTIONS APPROVED ON SEPTEMBER 9, 2008

BOARD OF DIRECTORS

BE IT RESOLVED, that the Articles of Incorporation of the Corporation be amended as set forth in Exhibit A attached hereto;

RESOLVED, that subject to and in compliance with the Exchange Act, the Corporation is hereby authorized to file with the Secretary of State of the State of Nevada the Amendment to the Articles of Incorporation as set forth in Exhibit A attached hereto, in order to increase the number of authorized shares of the Corporation’s common stock to an aggregate total of 400,000,000 shares with a par value of $0.001 per share.

ATTACHMENT 2

RESOLUTIONS APPROVED ON SEPTEMBER 22, 2008

BY

VOTE OF THE SHAREHOLDERS BY WRITTEN CONSENT

BE IT RESOLVED, that the Articles of Incorporation of the Corporation be amended as set forth in Exhibit A attached hereto;

RESOLVED, that subject to and in compliance with the Exchange Act, the Corporation is hereby authorized to file with the Secretary of State of the State of Nevada the Amendment to the Articles of Incorporation as set forth in Exhibit A attached hereto, in order to increase the number of authorized shares of the Corporation’s common stock to an aggregate total of 400,000,000 shares with a par value of $0.001 per share.

ATTACHMENT 3

Amendment to the Articles of Incorporation

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

 USE BLACK INK ONLY - DO NOT HIGHLIGHT                         ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.      Name of corporation: CelLynx Group, Inc.

2.      The articles have been amended as follows: (provide article numbers, if available)

ARTICLE THREE is hereby deleted in its entirety and the following ARTICLE THREE is substituted in lieu thereof:

"Number of shares with par value: 500,000,000 aggregate. Par value $0.001"

PARAGRAPH ONE of SECTION ONE of the ADDITIONAL ARTICLES is hereby deleted in its entirety and the following PARAGRAPH ONE of SECTION ONE is substituted in lieu thereof: (see attached)

3.      The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:       53.01

4.      Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5.      Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.
Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

CelLynx Group, Inc.
Additional Articles

Section 1.  Capital Stock

The aggregate number of shares that the Corporation will have authority to issue is Five Hundred Million (500,000,000), of which Four Hundred Million (400,000,000) shares will be common stock, with a par value of $0.001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.001 per share.